Exhibit E(1)

                                      ENRON
                                  S.O.P. MANUAL


4.12   BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY


4.12.1       PURPOSE

             The Business and Travel Expense Reimbursement Policy is issued in an effort to better control travel costs, provide a greater level of service to travelers on company business, and to meet tax and legal requirements with regard to business and travel expense reimbursement.

4.12.2       SCOPE

             It is the responsibility of each individual incurring travel and entertainment expenses on company business to comply with the company's policies and procedures in order to be reimbursed by the Company.

4.12.3       GENERAL

             This document provides both policy and procedures for documenting and approving business travel and entertainment expenditures.

4.12.4       SPECIFICS

             1.   INTRODUCTION

                  The Company appreciates the efforts of those who travel on company business. Travelers should be comfortable while traveling and obtain reimbursement quickly. At the same time travelers are expected to spend company funds prudently. It is necessary to keep trip costs within reasonable limits and to follow company policies.

                  The Company will pay Travel & Entertainment expenses incurred on official company business if the expenses are reasonable, appropriately documented and properly authorized. Employees who violate policy risk delayed or disallowed payment and/or in egregious situations disciplinary action.

                  1.1    Expense Reimbursement Overview

                         Travel should be accomplished by the most economical methods that meet the schedule and business needs of the company and the traveler.

                         For expense reimbursement, the employee must complete an expense report within a reasonable time frame preferably no more than 30 days after travel is completed. Expense reports must include all receipts above $25 and identification of any outstanding advances if applicable. The business purpose of all business and travel expenses incurred by employees must be clearly documented. All required receipts must be originals from the establishment and not credit card receipts.

4.12.4   SPECIFICS CONTINUED


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                                      ENRON
                                  S.O.P. MANUAL


4.12     BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY
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                         Receipts are required for all expenses including the
                         following but not limited to:

                         Hotel:           Receipts are required for all hotel
                                          expenses.  ($25 limit does not apply.)
                         Car Rental:      Receipts  are required  for all car
                                          rental  expenses.  ($25 limit does not
                                          apply.)
                         Meals:           A receipt is required for all meals
                                          over $25.
                         Transportation:  Receipts for all ground transportation
                                          costs that exceed $25 are required.
                         Parking:         A receipt is required for all parking
                                          expenses over $25.
                         Cell Phones      Receipts  are required  for all cell
                                          phone  expenses.  ($25
                         (Individual):    limit does not apply.)

                         The employee's Senior Director (or the organizational equivalent) or above must approve expense reports regardless of dollar amount. Any exceptions to approval authority must be pre-approved by Corporate Accounting & Controls.

                  1.2    Corporate Travel Services Responsibilities

                         Corporate Services is responsible for the Business and Travel Expense Reimbursement Policy, negotiation of travel agency, hotel, airline and auto rental agreements.

                  1.3    Travel Agency

                         The Company has contracted with a primary travel agency that maximizes corporate savings for its subsidiaries and affiliates.

                         The use of a primary travel agency allows the Company to arrange and track special discounts with travel vendors based on company-wide patterns and maximize negotiated discounts. It also provides a means to regularly monitor the quality of travel services and related costs in addition to locating employees who are traveling for business purposes.

                         An employee's use of any agency outside of the Company's primary agency (e.g. in the event of an emergency) must be based on business need and, when possible, approved by business unit Executive Management and Corporate Services prior to travel. For information regarding the Company's primary agency(s), go to the Corporate Services website.

             2.   EXPENSE ADVANCES / CREDIT CARDS


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                                      ENRON
                                  S.O.P. MANUAL


4.12     BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY
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                  2.1    Temporary Expense Advances

                         Expense advances are not allowed unless the employee obtains approval from their respective Vice President and where applicable, the Cash Committee. The approving business unit Vice President is responsible for assuring that the advance is properly documented and applied to the employee's expense account. No employee should have more than one outstanding advance at a time.

                         Expense advances must be returned to the company or accounted for by submitting an Employee Expense Report within 30 days of return from the business trip warranting such advance.

                         Failure to account for an advance within 60 days will result in suspension of expense advance privileges and reporting of the unaccounted for advance to the IRS as imputed income.

                  2.2    Credit Cards

                         The Company does not have a company-wide corporate travel card program. If your business unit has a card program in place, the policy related to the use of such card must be followed.

                         Employees, who do not have access to a travel card, should use a personal credit card for travel related expenses. Fees for a personal credit card will be reimbursed up to a maximum of $75 per year. Reimbursement of the fees should be done through the employee expense reporting system and supported by statement with fee noted.

             3.   AUTHORIZED EXPENSES

                  3.1    Air Transportation

                         All air transportation arrangements for travel to be reimbursed by the Company should be made through the designated primary agency.

                         Air reservations should be made at a minimum of seven (7) days prior to business travel to take advantage of lower fares.

                         Discounted airfares requiring a penalty if not used can provide substantial savings over regular fares and should be accepted if there is a good probability that the trip will be made.
                         Reimbursement for such penalties is authorized in the event travel plans change.

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                                      ENRON
                                  S.O.P. MANUAL


4.12     BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY
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                         Discount fares and other redeemable coupons (which
                         have cash value or which may be used to reduce the cost of future ticket purchases) received by employees traveling on company business are company property and should be used only for travel on company business. This does not, however, restrict an employee's use of frequent flyer mileage earned while traveling on company business. Frequent flyer and airline club membership fees are not reimbursable. Frequent flyer memberships should not influence travelers to select a flight that is not the lowest priced flight available.

                         Upgrade charges are not reimbursable by the company.

                         Documentation and IRS Requirements: The cost of air transportation must be supported by the passenger coupon (last copy of the airline ticket), not the trip itinerary. The passenger receipt issued by the airline must support "Ticketless" flights.

                         3.1.1   Domestic Travel

                                 Economy or Coach Class air travel is standard for all business travel within the U.S.A., Mexico, and Canada. In all cases, employees should take the lowest non-refundable airfare available for non-stop flights within a reasonable amount of time before or after the desired departure time, as long as the schedule meets the business need.

                                 The Office of the Chairman/Chief Executive may designate from time to time those employees who are authorized to travel First Class. Employees who prefer to fly First Class may choose to do so at their own expense.

                         3.1.2   International Travel

                                 Except, as further noted, Business Class travel is standard on international flights. If Business Class is not available, First Class travel is permitted if authorized by business unit CEO. Travel to Canada, Mexico or when air travel time duration is less than 5 hours is Coach Class.

                                 3.1.2.a International Travel Related Medical
                                         Expenses

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                                      ENRON
                                  S.O.P. MANUAL


4.12     BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY
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                                         The company will reimburse employee for
                                         medical expenses required to travel
                                         overseas only when the recommended
                                         procedures have been authorized by the
                                         Health Center in the Houston Office.
                                         Expenses incurred for procedures not
                                         authorized by the Health Center will
                                         not be reimbursed unless expenses were
                                         incurred on an emergency basis. The
                                         employee should pay for these services
                                         at the time of the appointment and
                                         submit an employee expense report for
                                         reimbursement.

                         3.1.3   Returned Airline Tickets/Airline Credits

                                 Unused airline tickets are the responsibility of the passenger until they are hand-delivered (for Houston-based employees only) to the Corporate Services Travel Department who acknowledge the receipt of the tickets. If employee is located outside the Houston area, the unused airline tickets should be sent via interoffice mail where available and where not available via regular mail to Corporate Services Travel Department. Do not send airline tickets through interoffice mail for Houston area employees. Airline credits for unused tickets or canceled trips should be reported in subsequent expense reports as soon as possible.

                  3.2    Lodging

                         Expenditures for hotel or motel rooms are authorized when an employee is away from home on company business.

                         3.2.1   Hotel Accommodations

                                 Lodging should be the most economically
                                 available for the area and business purpose.
                                 Traveler should contact agency for hotel accommodations and corporate rates.

                         3.2.2   Valet

                                 Reasonable expenditures for laundry and valet services are authorized consistent with the length of a trip, travel conditions and weather.

                  3.3    Ground Transportation

                         Employees are expected to travel by the most economical means available, considering distance to be traveled, schedule of meetings or appointments, time away from their home work location and other pertinent circumstances.

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                                      ENRON
                                  S.O.P. MANUAL


4.12     BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY
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                         3.3.1 Rental Vehicles - Domestic Travel

                                 Travelers may rent a car at their destination when it is less expensive than other transportation modes such as taxi or shuttles.

                                 The cost of a rental car is reimbursable when authorized in connection with business travel. Employees of the company receive discounts on car rentals through preferred car rental companies as designated by Corporate Services. In locations where preferred companies do not provide car rental services, or when no cars are available through the preferred rental companies, the cost of any reasonably priced rental car is reimbursable. Contact Corporate Services or the designated company travel agency for the names of the preferred car rental companies and the contract identifier number that will be needed at the time of the rental.

                                 When using company's preferred car rental company, employees are to decline the Liability and Loss/Damage Waiver (which is similar to comprehensive and collision coverage) insurance options offered by the rental company since they are included in the company's negotiated rates. When other than the preferred car rental company is used, acceptance of the Loss/Damage Waiver insurance option is subject to arrangements made by the employee's operating/commercial company or business unit. As the company does not purchase comprehensive and collision coverage, the employee's operating/commercial company or business unit may be responsible for damages to the rental vehicle unless the Loss/Damage Waiver option is accepted when renting from someone other than a preferred car rental company. Liability coverage, subject to terms and conditions of the policy, is available through the company's corporate insurance program; thus, Liability coverage should be rejected, where allowed, when renting from non-preferred car rental companies.

                                 Any rental vehicle accident should be reported immediately to the company's Corporate Services Risk Management Department (facsimile 713-646-2341), to include copies of the incident report, rental agreement and any other pertinent information.

                                 The customer copy of the rental agency receipt, not the credit card receipt, must support the cost of a rental car and contract receipt signed at time of rental.


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                                      ENRON
                                  S.O.P. MANUAL


4.12     BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY
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                         3.3.2   Airport Transfers

                                 Local shuttle/bus services to/from airports, when available to/from downtown or business locations, should be used when they represent an economical and reasonable transportation alternative. If public transportation or shuttle service is not available, taxis are acceptable. The last option should be rental cars.

                         3.3.3   Personal Vehicles

                                 Reimbursement in accordance with allowable mileage rates established by the Internal Revenue Service for the use of a personal vehicle on company business will be authorized if the employee's supervisor approves the expense. The total cost to be reimbursed cannot exceed the lowest available airfare.

                                 To use a personal vehicle, the employee must carry automobile liability insurance that meets or exceeds the applicable states minimum level of insurance.

                         3.3.4   Company Vehicles

                                 The Company provides suitable vehicles when employees require them for performance of their duties. Company cars - owned, rented, or leased
                                 - are made available for official business purposes only, and usage is subject to availability and prescribed policies and procedures.

                  3.4    Parking Expenses

                                 Parking expenses are reimbursable for employees authorized to use a rental car, personal automobile or an assigned company vehicle while conducting company business. Parking expenses incurred at airport will be reimbursed and must be accompanied with a receipt.

                                 Reimbursement for parking expenses as a result of working overtime is authorized within the limits set forth in accordance with the Overtime Pay and Expense Reimbursement Policy, 9-01-93 in the Human Resources Manual.

                  3.5    Meals


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                                      ENRON
                                  S.O.P. MANUAL


4.12     BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY
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                                 Reimbursement for meals, including beverages
                                 and gratuities, are authorized when an employee is traveling on company business, is entertaining for a specific business purpose, or is working overtime. Because meal costs vary widely, the company depends on its employees to exercise prudence in their selection of restaurants.

                                 When more than one employee is present at a function having a specific business purpose, the highest-ranking employee of the entity responsible for the cost will pay.

                         3.5.1   Business Meals

                                 Actual, necessary, reasonable and properly documented meal expenses are reimbursable. Receipts are not required for individual meal expenses that total $25.00 or less.

                         3.5.2   Overtime Meals

                                 Reimbursement for meals is authorized when an employee is required to work overtime. To receive reimbursement, an employee must work a minimum of two hours in excess of a normal shift, or a minimum of four hours a day on the employee's day off.

                  3.6    Business Entertainment

                         The nature of the company's business requires the entertainment of certain individuals (customers, suppliers, prospective customers or suppliers, representatives of financial institutions, etc.) with whom the company has or may have business relationships. Entertainment must be offered with a clear expectation of deriving business income or other benefits. The company will reimburse an employee for such entertainment expense only when it is directly related to the active conduct of business, or if such entertainment directly precedes or follows a substantive and bona fide business discussion. The company does not approve of lavish gifts or extravagant entertainment being given or accepted by employees.

                         Entertainment activity includes amusement or recreation and may involve entertaining guests at nightclubs, country clubs, theaters, sporting events, etc. Also included are food, beverages, hotel rooms, etc., furnished for business customers. Entertainment expense incurred in establishments, such as men or women's entertainment clubs, which could be construed to be discriminatory in nature, is not reimbursable.

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                                      ENRON
                                  S.O.P. MANUAL


4.12     BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY
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                         The Office of the Chairman/Chief Executive must
                         approve all renewals or purchases of season tickets to sporting, special, or cultural events in writing. Requests must be then submitted to Corporate Services for procuring the tickets in the name of the company submitting the request. Event tickets purchased are subject to not being reimbursed without the approval of the Office of the Chairman/Chief Executive.

                         Employees must obtain original receipts for business-related entertainment expenses for which receipts are required. Documentation must include business purpose, date and location of entertainment as well as names of all guests and their business affiliation.

                  3.7    Tips

                         Tips for doormen, porters, etc., incidental to travel on company business, are authorized. In all cases, tips must not be extravagant.

                  3.8    Materials and Supplies

                         Minor expenditures by an employee for the purchase of miscellaneous items needed in the performance of duties are authorized. This includes such items as postage, ice, freight charges, permits, filing fees, tolls and gasoline for rented vehicles and other approved expenses.

                  3.9    Relocation Expenses

                         Relocation expenses are reimbursed in accordance with Corporate Relocation Guidelines administered by the Human Resources Department.

                  3.10   Spouse Travel on Business Trips

                         Any employee traveling at company expense may be accompanied by his or her spouse provided the spouse's presence would not interfere with the accomplishment of the business objective. Except as outlined below, spouse travel will be at the employee's expense. In such circumstances, the employee will be reimbursed only for those authorized, reasonable expenses that would have been incurred if traveling alone.

                         Spouse travel at company expense is allowed if approved in advance on Form 000-99 (with specific business reason listed) by a Sr. Vice
                         President/Managing Director or above. In such instances, the same business expense reimbursement criteria that apply to the employee also apply to the spouse.

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                                      ENRON
                                  S.O.P. MANUAL


4.12     BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY
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                  3.11   Reimbursement of Non-Employee Expenses

                         Where provided for by contract or agreement, the company will reimburse consultants, non-employees, brokers and directors for reasonable business expenses, as defined in these guidelines, while acting on behalf of the company.

                         Non-employees must submit an itemized statement for these expenses to be reimbursed.

                  3.12   Custodial Care

                         The expense of custodial care for children, pets or a residence is considered to be of a personal nature and not reimbursable. An exception may be made in instances where reasonable child care costs are incurred as a result of: (1) a spouse being authorized to travel at company expense with an employee on a business trip; or, (2) an employee, who is a single parent or a parent whose spouse is away from home at work, being called in to work unscheduled time (e.g., overtime or as the result of an emergency).

                  3.13   Other Authorized Expenses

                         3.13.1  Miscellaneous Items

                                 The company may reimburse other expenses incurred for a definite business purpose. Such expenses include reasonable amounts for telephone calls while on travel status, public transportation, safety shoes, safety glasses and other approved expenses.

                         3.13.2  Cell Phones

                                 Charges for individual cell phones used for business purposes are reimbursable subject to management approval. The employee is responsible for verifying the charges and ensuring the bill is paid on time. Employees are to submit these charges through the normal expense reporting process. The employee shall be responsible for any penalties or fees related to late payments.

                  3.14   Foreign Currency Conversion

                         Calculate and report all charges in U.S. dollars and provide support for the conversion rate applied. Using credit card statements that show the dollar equivalent for any charges made using the card can minimize conversion problems. For cash transactions, the preferred method is to use the rate shown

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                                      ENRON
                                  S.O.P. MANUAL


4.12     BUSINESS AND TRAVEL EXPENSE REIMBURSEMENT POLICY
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                         on Oanda.com for the period of time being reported.
                         Other sources of conversion rates are the Wall Street Journal, the Internet, statements from banks, currency dealers or hotels. The company will reimburse for true-ups for the amounts billed by credit cards and amounts claimed on previously submitted expense reports for up to (60) days from date of travel.

                         The Corporate Services Travel Department can answer questions concerning methodology, but the employee remains responsible for making the calculations and preparing the Employee Expense Report.

             4.   EXPENSES NOT AUTHORIZED

                  4.1    Personal Items

                         Items of a personal nature, e.g., newspapers, magazines, clothing, brief cases, umbrellas and sundry shop items are not reimbursable.

                  4.2    Commuting

                         Expenses incurred commuting to and from work are normally not reimbursable. This does not preclude reimbursement for trips to and from the office for emergencies after hours, working overtime, etc. (refer to the Overtime Pay and Expense Reimbursement Policy, 9-01-93 in the Human Resources Manual).

                  4.3    Flight Insurance

                         Flight insurance is not reimbursable. Some exceptions may apply for international flights.

             5.   DIRECT BILLINGS

                  Direct billing of travel-related expenses is not permitted.

             6.   EXCEPTIONS

                  If expenditure is an exception to company policy, and a person with the authority to approve it recommends reimbursement, a statement justifying the approval must be attached to the Employee Expense Report and forwarded to the appropriate officer or above for approval. Obtain these approvals before submitting the Employee Expense Report for reimbursement.

                  The reviewing supervisor or company may reject any expenditure determined not to be in compliance with company policy or these guidelines.

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